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                              EMPLOYMENT AGREEMENT
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     This Employment Agreement (the "Agreement") between Thomas Ford ("Ford")
and Grossman's Inc. ("Grossman's" or the "Company") intended to be effective as of June 1, 1997.

     WHEREAS, Ford is currently the Executive Vice President and Chief Operating Officer of Grossman's (hereinafter "EVP and COO"); and

     WHEREAS, financial circumstances made it prudent and necessary for Grossman's to file for reorganization pursuant to Title 11 of the United States Code and Grossman's seeks to retain Ford as EVP and COO during the pendency of the reorganization efforts in connection with the Chapter 11 bankruptcy proceedings; and

     WHEREAS, this Agreement is intended to supersede any oral or written agreements between Grossman's and Ford prior to the effective date hereof which are in any way inconsistent with this Agreement and any such agreement shall be deemed to have been satisfied as of the effective date hereof; and

     WHEREAS, in recognition of the foregoing and the services to be performed by Ford in his position as EVP and COO, the Board of Grossman's has authorized the arrangements set forth in this Agreement, subject to any approval or modification which may be required by the United States Bankruptcy Court for the District of Delaware where the Grossman's case is pending;



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     NOW, THEREFORE, the parties hereby agree as follows:


     1. Effective June 1, 1997, Ford shall continue to serve as EVP and COO to perform duties consistent with duties performed by an executive in such positions, and such other duties as directed by the Chief Executive Officer or Board of Directors of Grossman's or such other individual designated by Grossman's to supervise Ford. Grossman's shall employ Ford for the period (the "Employment Period") commencing on June 1, 1997 (the "Commencement Date") and ending on the first anniversary of the Commencement Date; PROVIDED, HOWEVER, that the Employment Period shall be automatically extended thereafter so that at no time is the term of the Agreement less than six months. The Employment Period and any extension thereof shall be subject to the limitations contained in paragraph 5.

     2. Grossman's will pay to Ford a semi-monthly base salary of $7,916.66 (at the annual rate of $190,000 if stated on an annual basis).

     3. In 1997, Ford shall have a maximum bonus opportunity of up to 50% of the annualized base salary provided in paragraph 2. Eligibility to earn such bonus shall be subject to the conditions of the 1997 Management Incentive Plans for Contractors Warehouse and Grossman's Bargain Outlet, provided that 75% of the total potential bonus will be based on Contractors Warehouse revised business plan results and the remaining 25% of the total potential bonus will be based upon Grossman's Bargain Outlet revised business plan results.


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     4. Grossman's shall provide Ford with standard employment benefits provided to its other executives, except as follows:

          A. Ford may accrue up to eight (8) weeks of earned vacation pay, rather than the six (6) week accrual normally accorded executives at his level;

          B. Ford will continue to be provided with his current company car or, at Grossman's option, shall be provided a monthly car allowance of $750.00 in lieu thereof;

          C. Ford shall be eligible for severance pay in accordance with provisions of paragraph 5 below, in lieu of any other severance payment plan, program or entitlement.

     5. Either Grossman's or Ford may terminate this Agreement at any time, with or without cause, upon written notice. The termination of this Agreement and the termination of Fords employment, shall be effective immediately upon such notice. For purposes of this Agreement, "cause" for termination shall include the following acts or omissions by Ford: (1) a breach of fiduciary duty; (2) commission of a misdemeanor involving personal integrity, any felony or any other act which brings Grossman's into disrepute; (3) gross negligence or willful misconduct; or (4) other material breach of this Agreement. If Grossman's terminates this Agreement with cause, if Ford is offered a substantially equivalent senior executive management position at an equivalent salary or if Ford terminates this Agreement for any reason, Grossman's will pay Ford only the payments due and benefits accrued under paragraphs 2-4 for services performed prior to termination. If Grossman's terminates this Agreement without cause or if Ford dies or becomes permanently disabled, Grossman's shall pay Ford a lump sum benefit payment equivalent to six (6) months of the annualized base


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salary provided in paragraph 2 above, subject to applicable withholding required by law, as well as payments due and benefits accrued under paragraphs 2-4 for services performed prior to termination. Grossman's shall have no further obligations to Ford upon termination of this Agreement, except as provided in paragraph 9 below. In addition, in the event that Ford is offered employment in a senior executive position with an employer other than Grossman's or a successor thereto on terms and under conditions substantially equivalent to or more favorable to Ford than the terms hereof, Ford shall notify the Company of such offer within three business days of receipt of such offer by Ford; upon receipt of such notice, Grossman's may terminate this Agreement by notice to Ford within 30 days of receipt of such notice and shall pay Ford only the payments due and benefits accrued under paragraphs 2 and 4 for services performed prior to such termination.

     6. All notices and other communications shall be in writing, either hand delivered or mailed by first class registered mail, postage prepaid, if to Ford at the address set forth below under Ford's signature, or, if to Grossman's, at 45 Dan Road, Canton, Massachusetts 02021, attention of the Secretary, or at such other address as either party shall designate by written notice to the other. No notice shall be deemed to have been given until actually received by the party to whom it is addressed; provided, that a certified, registered mail return receipt, or proof of delivery from an established overnight delivery service shall be conclusive evidence of such receipt.


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     7. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or by order of a court with jurisdiction and authority to enter such order.

     8. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other, except that this Agreement will be binding upon and inure to the benefit of any successor or successors of Grossman's whether by merger, consolidation, sale of assets or otherwise and reference herein to Grossman's is intended to include any such successor or successors, and any Bankruptcy trustee. For example, a successor would be bound by the provisions in paragraph 5 above to provide six (6) months of annualized base pay if Ford's employment is terminated without cause.

     9. From the effective date of this Agreement, Ford will be entitled to indemnification by Grossman's and limitation of liability for acts and omissions by reason of and in his capacity as an EVP and COO of Grossman's as an administrative expense under its Agreement subject to any limitations on indemnification set forth by the Restated Certificate of Incorporation and By-laws of Grossman's as in effect on the effective date of this Agreement or to any greater extent provided by any amendment to those documents.

     10. All information obtained or possessed by Ford relative to the activities of Grossman's and its subsidiaries which is of a secret or confidential nature, including business


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plans, expansion plans, marketing data, financial data, customer lists, technical know-how, patents, trademarks, developments, inventions, processes or administrative procedures, is the property of Grossman's and its subsidiaries or its licensors, as the case may be, and Ford shall not, during the term of this Agreement or thereafter, use any such information for the benefit of others than Grossman's and its subsidiaries or disclose it to others; provided, that nothing herein shall prevent Ford from using or availing himself of his general commercial, technical and inventive skill, knowledge and experience, including that pertaining to or derived from the nonsecret and nonconfidential aspects of the business of Grossman's and its subsidiaries nor shall this paragraph apply to information made available in Grossman's securities or bankruptcy court filings or otherwise publically available other than by breach by Ford of his obligations hereunder.

     12. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be in effective to the extent, but only to the extent, of such invalidity, illegibility or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provision hereof.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. GROSSMAN'S INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         ---------------------------------------
                                         Thomas Ford
                                         3 Deer Run Road
                                         North Easton, MA  02356



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